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                                                                    EXHIBIT 99.4

This Proxy Is Solicited By The Board Of Directors For The Special Meeting Of
                                 Shareholders
                        To Be Held On December 10, 1999


     The undersigned, a Shareholder of Impax Pharmaceuticals, Inc. (the "Corporation"), hereby constitutes and appoints Larry Hsu, Charles Hsiao and Laurie Miller and each of them, the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock and Preferred Stock of the Corporation which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Corporation to be held on Friday, December 10, 1999, and at any and all adjournments or postponements thereof, as follows:


(1) PROPOSAL FOR THE APPROVAL OF THE MERGER:


                      / / FOR   / / AGAINST   / / ABSTAIN


(2) In their discretion, upon such other business as may properly come before the meeting and any and all adjournments and postponements thereof.



                                                    (Continued on reverse side.)

(Continued)

     Shares represented by this Proxy will be voted in accordance with the instructions indicated in items 1 and 2 above. If no instruction is indicated, this Proxy will be voted FOR Proposal 1.

     Any and all proxies heretofore given by the undersigned are hereby revoked.

                                              Dated:-------------------------


                                                -------------------------------

                                                -------------------------------

                                                Please sign exactly as your
                                                name(s) appear hereon. If
                                                shares are held by two or more
                                                persons each should sign.
                                                Trustees, executors and other
                                                fiduciaries should indicate
                                                their capacity. Shares held by
                                                corporations, partnerships,
                                                associations, etc. should be
                                                signed by an authorized person,
                                                giving full title or authority.



           Please Date, Sign and Mail in the Enclosed Reply Envelope